Exhibit 99.1

Annex C

PROXY CARD

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

EAST STONE ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Xiaoma (Sherman) Lu and Chunyi (Charlie) Hao (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the ordinary shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of shareholders of East Stone Acquisition Corporation to be held on ________, 2022 at [9:00 a.m.], Eastern Time via live webcast at [https://www.cstproxy.com/easternacquisition/2022] with the password of ________, and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS THROUGH 11. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Annex C-1

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~

EAST STONE ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 through 11.			Please mark votes as ☒ indicated in this example

(1) The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of April 15, 2022, by and among East Stone Acquisition Corporation, a British Virgin Islands business company (“East Stone”), NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Pubco”), Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of the Pubco (the “First Merger Sub”), Muse Merger Sub II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands (“ICONIQ”), and the other parties thereto, and the transactions contemplated thereby (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) The Charter Proposal — To consider and vote upon a proposal to approve, in connection with the Business Combination, the replacement of Pubco’s current memorandum and articles of association with the amended and restated memorandum and articles of association of Pubco (the “Amended and Restated Memorandum and Articles of Association”) to be adopted prior to consummation of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Organizational Documents Advisory Proposal 1 — To consider and vote, on a non-binding and advisory only basis, upon provisions to be included in Pubco’s Amended and Restated Memorandum and Articles of Association requiring an ordinary resolution of shareholders or a notice signed by the majority of the co-directors to remove a director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) The Organizational Documents Advisory Proposal 2 — To consider and vote, on a non-binding and advisory only basis, upon provisions to be included in Pubco’s Amended and Restated Memorandum and Articles of Association providing that general meetings of shareholders for any purpose or purposes may be called at any time by the majority of Pubco’s board or the chairman of the board and that the board shall only be required to call a meeting on the requisition of shareholders if it receives a requisition from shareholders holding shares carrying not less than one-third of the votes attributable to all issued shares of Pubco.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) The Organizational Documents Advisory Proposal 3 — To consider and vote, on a non-binding and advisory only basis, upon excluding blank check provisions from Pubco’s Amended and Restated Memorandum and Articles of Association, including, for example, provisions pertaining to a trust account of Pubco and time limits within which it must consummate an initial business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6) The Organizational Documents Advisory Proposal 4 — To consider and vote, on a non-binding and advisory only basis, upon provisions to be included in Pubco’s Amended and Restated Memorandum and Articles of Association providing that any vacancy on the board of Pubco shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and that such vacancies shall not be filled by shareholders except at an annual general meeting upon the expiration of directors’ terms.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Annex C-2

(7) Organizational Documents Advisory Proposal 5 — To consider and vote, on a non-binding and advisory only basis, upon provisions to be included in Pubco’s Amended and Restated Memorandum and Articles of Association that the authorized share capital of Pubco be US$50,000, divided into (a) 100,000,000 Pubco Class A Ordinary Shares and (b) 400,000,000 Pubco Class B Ordinary Shares in each case of US$0.0001 par value per Share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

EAST STONE ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 through 11.			Please mark votes as ☒ indicated in this example

(9) Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve the Pubco 2022 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(9) The Share Issuance Proposal — To consider and vote upon a proposal, if necessary, for purposes of complying with applicable Nasdaq Stock Market LLC listing rules, the issuance of (a) approximately 248,590,154 newly issued ordinary shares in the Business Combination, and which amounts will be determined as described in more detail in the accompanying proxy statement/prospectus, (b) approximately 38,986,355 shares underlying vested and unvested options to be issued to certain officers and directors of the Primary Seller who will become officers and directors of Pubco concurrently with the closing of the proposed Business Combination, and (c) an aggregate of 97,466 ordinary shares issuable upon conversion of certain convertible notes issued by ICONIQ prior to the consummation of the proposed Business Combination; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(10) The Director Election Proposal — To consider and vote upon a proposal to approve the re-election of Xiaoma (Sherman) Lu, Sanjay Prasad and William Zielke to serve on East Stone’s board of directors until the earlier of the consummation of the Business Combination and the 2023 annual meeting of shareholders or their earlier death, resignation or removal and until their respective successors are duly elected and qualified (including if they are replaced at the consummation of the Business Combination, or if East Stone is not authorized to consummate the Business Combination);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(11) The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting of shareholders to a later date or dates, if it is determined necessary or appropriate by East Stone, including if necessary to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve the Business Combination Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2022

Signature

Signature (if held jointly)
When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR each of proposals 1 through 11. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~

Annex C-3